Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

HCI GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Equity	Common Stock, no par value	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Equity	Preferred Stock, no par value	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Warrants	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Stock Purchase Contracts	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Stock Purchase Units (3)	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Equity	Common Stock, no par value	Rule 457(o)	$75,000,000	—	$75,000,000	0.00014760	$11,070.00	—	—	—	—

Fees to Be Paid	Equity	Common Stock, no par value	Rule 457(g)	750,000 (4)(5)	$54.40 (6)	$40,800,000	0.00014760	$6,022.08	—	—	—	—
	Equity	Warrants	Rule 457(i)	750,000 (7)(5)	—	—	—	(8)	—	—	—	—
	Equity	Common Stock, no par value	Rule 457(c)	750,000 (9)(5)	$84.86 (10)	$63,645,000 (10)	0.00014760	$9,394.00	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts				—	$179,445,000	—	$26,486.08	—	—	—	—

	Total Fees Previously Paid				—	—	—	—	—	—	—	—

	Total Fee Offsets				—	—	—	$9,585.06	—	—	—	—

	Net Fee Due				—	—	—	$16,901.02	—	—	—	—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	HCI Group, Inc.	S-3	333-238316	May 15, 2020		$2,940.00 (11)	Unallocated (Universal) Shelf	(11)	(11)	(11)
	HCI Group, Inc.	S-3	333-274424	September 8, 2023		$6,645.06 (12)	Unallocated (Universal) Shelf	(12)	(12)	$60,300,000

Fee Offset Sources	HCI Group, Inc.	S-3	333-240310		May 15, 2020						$19,470.00 (11)
	HCI Group, Inc.	S-3	333-274424		September 8, 2023						$16,530.00 (12)

(1)

An indeterminate aggregate initial offering price and amount of the securities of each identified class are being registered as may from time to time be offered at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)

Each stock purchase unit consists of (a) a stock purchase contract under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of common stock or other securities and (b) debt securities, preferred securities, warrants, other securities or debt obligations of third parties securing the holders’ obligations to purchase the securities under the stock purchase contract.

(4)

Consists of up to 750,000 shares of common stock of the Registrant issuable upon the exercise of amended and restated common stock purchase warrants at an exercise price of $54.40 per share of common stock (the “Warrants”).

(5)

Includes an indeterminable number of additional securities that, pursuant to Rule 416 under the Securities Act of 1933, as amended, may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions, that could affect the securities to be offered by the selling security holders.

(6)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the $54.40 exercise price per share of common stock issuable upon exercise of the Warrants.

(7)	Represents 750,000 Warrants registered for resale by the selling security holders identified in this registration statement.

(8)	In accordance with Rule 457(i), the entire registration fee for the Warrants is allocated to the common stock underlying the Warrants, and no separate fee is payable for the Warrants.

(9)	Consists of up to 750,000 shares of common stock of the Registrant issuable upon exercise of the Warrants.

(10)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Registrant’s common stock as reported on the New York Stock Exchange on January 17, 2024.

(11)

The Registrant previously paid a filing fee of $19,470.00 in connection with the registration of $150,000,000 of unallocated universal shelf securities that were previously registered under the Registrant’s registration statement on Form S-3 (File No. 333-238316) filed on May 15, 2020, and which has been terminated prior to the date of this registration statement (“2020 Registration Statement”). In connection with the filing of the Registrant’s registration statement on Form S-3 (File No. 333-274424) filed on September 8, 2023 (“2023 Registration Statement”), pursuant to Rule 457(p), the Registrant offset $16,530.00 of the filing fee associated with the $150,000,000 maximum aggregate offering price of unsold securities under the 2020 Registration Statement against the amount of the registration fee for the 2023 Registration Statement, with $2,940.00 to be applied to future filings. Pursuant to Rule 457(p), the filing fee of $2,940.00 may be offset against the total filing fee due for this registration statement.

(12)

The Registrant previously paid a filing fee of $16,530.00 in connection with the registration of $150,000,000 of unallocated universal shelf securities that have been previously registered under the 2023 Registration Statement, of which $60,300,000 of unallocated universal shelf securities remain unsold. Pursuant to Rule 457(p), the filing fee of $6,645.06 in connection with such $60,300,000.00 of unsold unallocated universal shelf securities may be offset against the total filing fee due for this registration statement. Pursuant to Rule 457(p), the offering of such $60,300,000.00 of unsold unallocated universal shelf securities under the 2023 Registration Statement will be deemed terminated as of the time of the filing of this registration statement.

2